Exhibit 10.5

March 26, 2015

VIA OVERNIGHT COURIER

Advanced Environmental Recycling Technologies, Inc.
914 N. Jefferson Springdale, AR  72763
Attention: Chief Executive Officer

Re: First Amendment to Loan and Security Agreement (this "Amendment")

Ladies and Gentlemen:

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and ALOSTAR BANK OF COMMERCE, a state banking institution incorporated or otherwise organized under the laws of the State of Alabama ("Lender"), are parties to that certain Loan and Security Agreement dated November 15, 2012, (as at any time amended, modified, restated, or supplemented, the "Loan Agreement"; all capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Loan Agreement), pursuant to which Lender has made certain advances and financial accommodations available to Borrower.  The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

The Loan Agreement is hereby amended as follows:

(a) By deleting the reference to "and Lowe's Companies, Inc." from the parenthetical in clause (e)(iii) of the definition of "Eligible Account" in Section 1.1 of the Loan Agreement.

(b) By deleting the reference to "or (u) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes." from the definition of "Eligible Account" in Section 1.1 of the Loan Agreement and by substituting in lieu thereof a reference to "(u) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes; or (v) it arises out of a sale made by Borrower to Lowe's Companies, Inc."

(c) By deleting the definition of "Minimum Availability Reserve" in Section 1.1 of the Loan Agreement and by substituting in lieu thereof the following new definition:

"Minimum Availability Reserve" means a reserve in the amount of $1,000,000; provided, however, that during the period beginning March 20, 2015, through and including June 20, 2015, the Minimum Availability Reserve shall be deemed to be $0.

(d) By deleting the reference to "and (ix) proceeds received by Borrower under any business interruption insurance policy" from the definition of "EBITDA" in Item 16 of the Terms Schedule to the Loan Agreement and by substituting in lieu thereof a reference to ", (ix) proceeds received by Borrower under any business interruption insurance policy and (x) fees, costs and expenses incurred by Borrower pursuant to the First Amendment to Loan and Security Agreement dated March 26, 2015, by and between Borrower and Lender."

(e) By deleting the reference to "cash interest payments paid by Borrower in such period" from the definition of "Fixed Charge Coverage Ratio" in Item 16 of the Terms Schedule to the Loan Agreement and by substituting in lieu thereof a reference to "cash interest payments paid by Borrower in such period (which, for the avoidance of doubt, shall not include fees paid pursuant to the First Amendment to Loan and Security Agreement dated March 26, 2015, by and between Borrower and Lender)".

(f) By deleting the reference to "Springdale, AK  72763" in Item 18 of the Terms Schedule to the Loan Agreement and by substituting in lieu thereof a reference to "Springdale, AR  72763".

The effectiveness of this Amendment shall be conditioned upon Lender's receipt of (i) a duly executed and delivered counterpart of this Amendment from Borrower, and (ii) the amendment fee described below.

Borrower hereby: (i) acknowledges and stipulates that no Event of Default exists under the Loan Agreement or any other Loan Document, (ii) ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder; (iii) acknowledges and stipulates that the Loan Agreement and the other Loan Documents are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof, subject only to bankruptcy and similar laws affecting creditors' rights generally; (iv) represents and warrants that the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and (v) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower).

Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

In consideration of Lender's willingness to enter into the amendment set forth herein, Borrower agrees to pay to Lender an amendment fee of $20,000 in immediately available funds on the date hereof. Additionally, Borrower agrees to pay, on demand, all reasonable, out-of-pocket costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto.

Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any other Loan Documents, all of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

[Remainder of page intentionally left blank.]

This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

Very truly yours, ALOSTAR BANK OF COMMERCE
By:	/s/ Eddie Carpenter
Name:	Eddie Carpenter
Title:	Director

 [Signatures continue on following page.]

First Amendment to Loan and Security Agreement (AERT)

Acknowledged and Agreed:

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ J. R. Brian Hanna
Name:	J. R. Brian Hanna
Title:	Chief Financial Officer

 [CORPORATE SEAL]

First Amendment to iDan and Security Agreement (AERT)